UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invesco QQQ TrustSM, Series 1

Special Meeting of Shareholder – Solicitation Script

Inbound Number: 1-855-206-1344

Meeting Date: October 24,2025. Adjourned to: December 5,2025.

Adjournment Outbound Greeting (Lv. II):

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. We are calling on a recorded line to inform you that the Special Meeting of Shareholders of Invesco QQQ TrustSM, Series 1 has been adjourned to December 5th 2025 to give shareholders of record as of August 15, 2025, another opportunity to vote on proposals designed to provide operational flexibility, regulatory certainty, and lower costs for all shareholders invested in the fund. Would you like to vote FOR the proposals?

•	If “Yes” or positive response:

Proceed to take the vote by phone.

•	If “No” or “Not Interested or Undecided” or negative response:

We understand, at the meeting, you’re being asked to vote on proposals to modernize QQQ Invesco by moving from a Unit Investment Trust to a standard ETF structure. This change will lower expenses, improve transparency and oversight, and simplify reporting all while keeping the same Nasdaq-100 Index and management team. The transition will be seamless and tax-free, QQQ’s expense ratio will decrease, meaning lower costs for investors.

Invesco, the Sponsor of the Trust, believes that the Proposals are in the best interests of the Trust and its shareholders and therefore recommends that you approve each Proposal.

Capturing Vote & Confirmation Process:

Would you like to vote all of your accounts accordingly?

Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote.

•	For confirmation purposes, please state your FULL NAME.

•	And according to our records, you currently reside in <read street address, city, and state > is that correct?

•	For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation.

Invesco QQQ TrustSM, Series 1

Special Meeting of Shareholder – Solicitation Script

Call Closing:

Mr./Mrs. <Last Name>, your vote is very important and your time is appreciated.

Thank you and have a good day.

Miscellaneous Rebuttals.

If Has Voted:

Currently your vote is not recorded in our system. To ensure that your votes are counted at the meeting I can confirm them for you over the phone. Would you like to reconfirm your In Favor vote, along with the recommendations of Invesco?

NOTE: If the shareholder does not wish to reconfirm his vote, close the call business as usual.

General Inbound Greeting:

Thank you for calling the Invesco QQQ TrustSM, Series 1 information line, my name is <Agent’s Name> and this call is being recorded for quality assurance, how may I assist you today?

Gridiron Classic tweak:

[fname],

This is [agent] with Alliance Advisors, on behalf of your investment in Invesco QQQ.

While you catch your breath after cheering your team’s win, here’s something important to tackle: Invesco is asking shareholders to approve reclassification from its original unit investment trust (UIT) format to a more flexible open-ended ETF structure. QQQ will continue to provide the same access to the Nasdaq-100 Index, and the transition will be seamless and tax-free for you. The most important change is that QQQ’s expense ratio will decrease 10%, meaning more of your investment working for you.

Once you vote, you won’t receive any more reminders. And it only takes a moment—so act now!

[Individual Link here]

For more information, visit the official Invesco QQQ proxy website: invesco.com/qqqproxy. And to prevent additional correspondence or phone calls, please contact us at 1-877-202-0445.

Thank you for your attention to this matter.

STOP to END

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Black Friday tweak:

[fname],

This is [agent] with Alliance Advisors, on behalf of your investment in Invesco QQQ.

As you take a well-deserved break from Black Friday shopping madness, here’s something important to consider: Invesco is asking shareholders to approve reclassification from its original unit investment trust (UIT) format to a more flexible open-ended ETF structure. QQQ will continue to provide the same access to the Nasdaq-100 Index, and the transition will be seamless and tax-free for you. The most important change is that QQQ’s expense ratio will decrease 10%, meaning more of your investment working for you.

Once you vote, you won’t receive any more reminders. And it only takes a moment—so act now!

[Individual Link here]

For more information, visit the official Invesco QQQ proxy website: invesco.com/qqqproxy. And to prevent additional correspondence or phone calls, please contact us at 1-877-202-0445.

Thank you for your attention to this matter.

STOP to END

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Cyber Monday tweak:

[fname],

This is [agent] with Alliance Advisors, on behalf of your investment in Invesco QQQ.

This Cyber Monday, while everyone’s busy clicking through deals, here’s a couple of clicks that really matter— Invesco is asking shareholders to approve reclassification from its original unit investment trust (UIT) format to a more flexible open-ended ETF structure. QQQ will continue to provide the same access to the Nasdaq-100 Index, and the transition will be seamless and tax-free for you. The most important change is that QQQ’s expense ratio will decrease 10%, meaning more of your investment working for you.

Once you vote, you won’t receive any more reminders. And it only takes a moment—so act now!

[Individual Link here]

For more information, visit the official Invesco QQQ proxy website: invesco.com/qqqproxy. And to prevent additional correspondence or phone calls, please contact us at 1-877-202-0445.

Thank you for your attention to this matter.

STOP to END